Exhibit 99.1

FOR IMMEDIATE RELEASE	FINAL

Media Contact:	Investor Contact:

Lori M. Milovich	David W. Carlson
Director, Public &	Executive Vice President &
Investor Relations	Chief Financial Officer
GameStop Corp.	GameStop Corp.
(817) 424-2130	(817) 424-2130

GameStop Corp. Sales Up 11%

Second Quarter 2003 EPS of $0.11 Exceeds Consensus Estimates

Video Game Software Sales Increase 31%

GameStop Opens 88 New Stores in Second Quarter

Grapevine, TX (August 18, 2003) — GameStop Corp. (NYSE: GME), the nation’s largest video game and entertainment software specialty retailer, today reported sales and earnings for the second quarter ended August 2, 2003.

GameStop sales increased 11% to $305.7 million in the second quarter of 2003, compared with $274.3 million in the prior year quarter. Video game software sales were very strong, growing by 31%, with leading titles such as “Enter The Matrix” from Atari, Inc., “NBA Street: Volume 2” and “NCAA Football 2004” from Electronic Arts Inc., and “Star Wars: Knights of the Old Republic” from Lucas Arts.

Comparable store sales declined by 4.7% during the second quarter, beating our previously issued guidance. Prior year comparable store sales of 22.9% were fueled by significant hardware price drops that were not repeated in the current fiscal quarter. While video game hardware sales have a significant effect on both revenue growth and comparable stores sales, they have minimal direct impact on operating earnings. Net earnings for the second quarter increased 8% to $6.6 million, or $0.11 per diluted share, at the high end of our previously issued guidance, compared with net earnings of $6.1 million, or $0.10 per diluted share, in the prior year quarter.

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New store sales performance in stores opened over the last 18 months, including 88 stores opened during this quarter, exceeded expectations and were a significant contributor to overall sales growth of 11%.

During the second quarter, GameStop acquired a controlling interest in Gamesworld Group Limited, a video game and entertainment software specialty retailer located in Ireland, for approximately $3.1 million. Gamesworld currently operates 11 stores throughout Ireland, as well as a distribution enterprise.

“The second quarter was very successful and marked another milestone in the growth of GameStop. During the quarter we were largely able to minimize the impact of more modest hardware price cuts than anticipated by focusing on the value and promotional aspects of our business to drive incremental sales and to attract new customers,” said R. Richard Fontaine, Chairman and CEO. “I am particularly pleased that we capitalized on all sales opportunities across a broad range of platforms. PlayStation 2 titles continued to be strong; PC game sales for key titles were robust, and total Xbox sales accelerated throughout the quarter. In addition, GameBoy Advance SP hardware and software were much in demand during the summer season. As further testimony to the success of the GameStop model, our marketshare once again increased during the second quarter. Finally, with regard to our new partnership with Gamesworld, of Ireland, we believe the merchandising, marketing, and technical refinements of the GameStop model, combined with the leadership of our Irish partners, will provide new growth opportunities throughout Europe.”

Guidance for the third quarter is based upon the assumption that the industry will see further hardware price reductions, or similar promotional activities, during the third quarter. Comparable store sales for the third quarter are expected to range from flat to —5.0%, after achieving an increase of 29% in the prior year, with earnings per diluted share between $0.16 and $0.18. We continue to believe that full-year 2003 earnings per diluted share will range from $1.02 to $1.06.

During the first quarter of fiscal 2003, GameStop implemented FASB Emerging Issues Task Force Issue 02-16 (EITF 02-16), which deals with the accounting for vendor rebates, advertising allowances, and other cash consideration received from vendors. EITF 02-16 stipulates that cash consideration received from a vendor should be presumed to be a reduction of the prices of vendors’ products and should, therefore, be shown as a reduction in the cost of sales when recognized in the reseller’s statements of operations. The only exceptions to this rule are if the

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vendor receives an identifiable benefit or if the reimbursement is for specific, incremental, identifiable costs. If the amount of cash consideration received exceeds the cost being reimbursed, that excess amount should be characterized as a reduction of cost of sales when recognized in the reseller’s statements of operations. This new standard is effective prospectively for new arrangements, including modifications of existing arrangements, entered into after December 31, 2002. We expect that the implementation of EITF 02-16 will reduce fiscal 2003 net earnings by approximately $0.03 per diluted share due to the deferral of vendor allowances reported as a reduction in merchandise inventories. As of August 2, 2003, approximately $1.2 million in vendor allowances have been deferred and will be recognized in cost of sales as the inventory is sold. EITF 02-16 also requires the reclassification of a portion of GameStop’s vendor allowances earned in fiscal 2003 from selling, general and administrative expense to cost of goods sold. In Schedules I and II, we have presented both this year’s and last year’s second quarter and year to date results on a pro forma basis as if EITF 02-16 had been implemented prior to the beginning of fiscal 2002.

A conference call with GameStop Corp.’s management will be simulcast on the Web at (http://www.gamestop.com) beginning at 5:00 PM ET on August 18, 2003, and will be accessible at (http://www.gamestop.com/investor-relations), where it will be archived until September 1, 2003.

About GameStop Corp.

Headquartered in Grapevine, TX, GameStop Corp. (NYSE: GME) is the nation’s largest video game and entertainment software specialty retailer. The company operates 1,393 retail stores throughout 49 states, Puerto Rico and Ireland, primarily under the GameStop® brand. In addition, the company owns a commerce-enabled Web property, GameStop.com, and Game Informer® magazine, a leading video and computer game publication.

GameStop Corp. sells the most popular new software, hardware and game accessories for the PC and next generation video game systems from Sony, Nintendo, and Microsoft, and is also the industry’s largest reseller of used video games. In addition, the company sells computer and video game magazines and strategy guides, action figures, and other related merchandise to more than 30 million customers.

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Barnes and Noble, Inc. (NYSE: BKS), the world’s largest bookseller, has approximately a 60 percent interest in GameStop. General information on GameStop Corp. can be obtained via the Internet by visiting the company’s corporate Website: http://www.gamestop.com/investor-relations/

SAFE HARBOR

This press release (including the attached schedules) contains “forward-looking statements.” GameStop Corp. is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, seasonality, decreased consumer demand for the company’s products, possible disruptions in the company’s computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company’s control. In addition, the video game industry has historically been cyclical in nature and dependent upon the introduction of new generation systems and related interactive software. Please refer to the company’s reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

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GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	13 weeks	13 weeks
	ended	ended
	August 2, 2003	August 3, 2002

Sales	$305,674	$274,262
Cost of sales	216,691	200,817

Gross profit	88,983	73,445
Selling, general and administrative expenses	71,262	57,959
Depreciation and amortization	6,872	5,623

Operating earnings	10,849	9,863
Interest expense (income), net	(207)	(368)

Earnings before income tax expense	11,056	10,231
Income tax expense	4,450	4,113

Net earnings	$6,606	$6,118

Earnings per common share:
Basic	$0.12	$0.11
Diluted	$0.11	$0.10
Weighted average common shares outstanding:
Basic	56,764	56,843
Diluted	60,193	61,301

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Percentage of sales:
Sales	100.0%	100.0%
Cost of sales	70.9%	73.2%

Gross profit	29.1%	26.8%
SG&A expenses	23.3%	21.1%
Depreciation and amortization	2.2%	2.1%

Operating earnings	3.6%	3.6%
Interest expense (income), net	—	(0.1)%

Earnings before income tax expense	3.6%	3.7%
Income tax expense	1.4%	1.5%

Net earnings	2.2%	2.2%

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GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	26 weeks	26 weeks
	ended	ended
	August 2, 2003	August 3, 2002

Sales	$627,415	$545,667
Cost of sales	452,991	403,131

Gross profit	174,424	142,536
Selling, general and administrative expenses	139,797	113,216
Depreciation and amortization	13,089	10,743

Operating earnings	21,538	18,577
Interest expense (income), net	(586)	125

Earnings before income tax expense	22,124	18,452
Income tax expense	8,907	7,420

Net earnings	$13,217	$11,032

Earnings per common share:
Basic	$0.23	$0.20
Diluted	$0.22	$0.18
Weighted average common shares outstanding:
Basic	56,924	55,593
Diluted	60,215	60,002

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August 18, 2003

Percentage of sales:
Sales	100.0%	100.0%
Cost of sales	72.2%	73.9%

Gross profit	27.8%	26.1%
SG&A expenses	22.3%	20.7%
Depreciation and amortization	2.1%	2.0%

Operating earnings	3.4%	3.4%
Interest expense (income), net	(0.1)%	0.0%

Earnings before income tax expense	3.5%	3.4%
Income tax expense	1.4%	1.4%

Net earnings	2.1%	2.0%

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GameStop Corp.
Balance Sheets
(in thousands, except per share data)

	August 2, 2003	August 3, 2002

ASSETS:
Current assets:
Cash and cash equivalents	$144,147	$152,623
Receivables, net	6,213	4,762
Merchandise inventories	156,374	132,786
Prepaid expenses and other current assets	11,054	8,549
Prepaid taxes	13,818	719
Deferred taxes	6,034	3,418

Total current assets	337,640	302,857

Property and equipment:
Leasehold improvements	48,072	32,837
Fixtures and equipment	112,395	69,742

	160,467	102,579
Less accumulated depreciation and amortization	68,802	44,293

Net property and equipment	91,665	58,286

Goodwill, net	320,691	317,957
Other noncurrent assets	1,470	1,196

Total assets	$751,466	$680,296

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$120,736	$114,115
Accrued liabilities	68,452	55,781

Total current liabilities	189,188	169,896
Deferred taxes	5,591	3,065
Other long-term liabilities	3,410	2,697

Total liabilities	198,189	175,658

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Stockholders’ equity:
Preferred stock — authorized 5,000 shares; no shares issued or outstanding	—	—
Class A common stock — $.001 par value; authorized 300,000 shares; 21,439 and 20,835 shares issued and outstanding, respectively	21	21
Class B common stock — $.001 par value; authorized 100,000 shares; 36,009 shares issued and outstanding	36	36
Additional paid-in-capital	496,970	491,333
Accumulated other comprehensive loss	(75)	—
Retained earnings	67,837	13,248
Treasury stock, at cost, 910 and 0 shares, respectively	(11,512)	—

Total stockholders’ equity	553,277	504,638

Total liabilities and stockholders’ equity	$751,466	$680,296

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Schedule I
GameStop Corp.
Pro-Forma Statement of Operations
(in thousands, except per share data)

	13 weeks	13 weeks
	ended	ended
	August 2, 2003	August 3, 2002

Sales	$305,674	$274,262
Cost of sales (1)	216,074	196,717

Gross profit	89,600	77,545
Selling, general and administrative expenses (1)	71,262	62,119
Depreciation and amortization	6,872	5,623

Operating earnings	11,466	9,803
Interest expense (income), net	(207)	(368)

Earnings before income tax expense	11,673	10,171
Income tax expense	4,692	4,089

Net earnings	$6,981	$6,082

Net earnings per common share:
Basic	$0.12	$0.11
Diluted	$0.12	$0.10
Weighted average common shares outstanding:
Basic	56,764	56,843
Diluted	60,193	61,301

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Percentage of sales:
Sales	100.0%	100.0%
Cost of sales	70.7%	71.7%

Gross profit	29.3%	28.3%
SG&A expenses	23.3%	22.6%
Depreciation and amortization	2.2%	2.1%

Operating earnings	3.8%	3.6%
Interest expense (income), net	—	(0.1)%

Earnings before income tax expense	3.8%	3.7%
Income tax expense	1.5%	1.5%

Net earnings	2.3%	2.2%

Footnote to Schedule I:

(1)	If GameStop had implemented EITF 02-16 prior to the beginning of fiscal 2002, vendor allowances in excess of reimbursement for specific, incremental, identifiable costs would have equated to $4,160 for the 13 weeks ended August 3, 2002. GameStop would have recognized vendor allowances as a reduction in cost of sales aggregating $617 during the 13 weeks ended August 2, 2003. GameStop would have deferred vendor allowances aggregating $60 as a reduction in merchandise inventories during the 13 weeks ended August 3, 2002.

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Schedule II
GameStop Corp.
Pro-Forma Statement of Operations
(in thousands, except per share data)

	26 weeks	26 weeks
	ended	ended
	August 2, 2003	August 3, 2002

Sales	$627,415	$545,667
Cost of sales (1)	451,457	395,483

Gross profit	175,958	150,184
Selling, general and administrative expenses (1)	139,797	120,993
Depreciation and amortization	13,089	10,743

Operating earnings	23,072	18,448
Interest expense (income), net	(586)	125

Earnings before income tax expense	23,658	18,323
Income tax expense	9,510	7,366

Net earnings	$14,148	$10,957

Net earnings per common share:
Basic	$0.25	$0.20
Diluted	$0.23	$0.18
Weighted average common shares outstanding:
Basic	56,924	55,593
Diluted	60,215	60,002

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Percentage of sales:
Sales	100.0%	100.0%
Cost of sales	72.0%	72.5%

Gross profit	28.0%	27.5%
SG&A expenses	22.2%	22.1%
Depreciation and amortization	2.1%	2.0%

Operating earnings	3.7%	3.4%
Interest expense (income), net	(0.1%)	0.0%

Earnings before income tax expense	3.8%	3.4%
Income tax expense	1.5%	1.4%

Net earnings	2.3%	2.0%

Footnote to Schedule II:

(1)	If GameStop had implemented EITF 02-16 prior to the beginning of fiscal 2002, vendor allowances in excess of reimbursement for specific, incremental, identifiable costs would have equated to $7,777 for the 26 weeks ended August 3, 2002. GameStop would have recognized vendor allowances as a reduction in cost of sales aggregating $1,534 during the 26 weeks ended August 2, 2003. GameStop would have deferred vendor allowances aggregating $129 as a reduction in merchandise inventories during the 26 weeks ended August 3, 2002.

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Schedule III
GameStop Corp.
Retail Sales Mix

	13 weeks	13 weeks
	ended	ended
	August 2, 2003	August 3, 2002

Video Game Hardware	16%	22%
Video Game Software	61%	52%
Video Game Accessories	12%	12%
PC Software	7%	9%
PC Accessories and Other	4%	5%